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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Tyco Electronics Ltd. (the "Company"), which is to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4, and any amendments, subsequent registration statements or supplements thereto under the Securities Act of 1933, as amended, with respect to the offering of securities, hereby constitutes and appoints Thomas J. Lynch, Chief Executive Officer, Terrence R. Curtin, Executive Vice President and Chief Financial Officer, Robert A. Scott, Executive Vice President and General Counsel, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date

/s/ THOMAS J. LYNCH Thomas J. Lynch	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2009
/s/ TERRENCE R. CURTIN Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2009
/s/ ROBERT J. OTT Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)	January 13, 2009
/s/ PIERRE R. BRONDEAU Pierre R. Brondeau	Director	January 13, 2009
/s/ RAM CHARAN Ram Charan	Director	January 13, 2009
/s/ JUERGEN W. GROMER Juergen W. Gromer	Director	January 13, 2009

Signature	Title	Date

/s/ ROBERT M. HERNANDEZ Robert M. Hernandez	Director	January 13, 2009
/s/ DANIEL J. PHELAN Daniel J. Phelan	Director	January 13, 2009
/s/ FREDERIC M. POSES Frederic M. Poses	Director	January 13, 2009
/s/ LAWRENCE S. SMITH Lawrence S. Smith	Director	January 13, 2009
/s/ PAULA A. SNEED Paula A. Sneed	Director	January 13, 2009
/s/ DAVID P. STEINER David P. Steiner	Director	January 13, 2009
/s/ JOHN C. VAN SCOTER John C. Van Scoter	Director	January 13, 2009
/s/ SANDRA S. WIJNBERG Sandra S. Wijnberg	Director	January 13, 2009

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  Exhibit 24.1
POWER OF ATTORNEY